EXHIBIT 25.4

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Robert T. Jones

U.S. Bank National Association

425 Walnut Street, CN-WN-06CT

Cincinnati, Ohio 45202

(513) 632-4427

(Name, address and telephone number of agent for service)

VENTAS, INC.

VENTAS CAPITAL CORPORATION

VENTAS REALTY, LIMITED PARTNERSHIP

SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE.

(Exact name of obligor as specified in its charter)

Delaware Delaware Delaware	61-1055020 35-2168770 61-1324573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10350 Ormsby Park Place, Suite 300 Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Ventas Realty, Limited Partnership and Ventas Capital Corporation

9% Senior Notes due 2012

Unconditionally Guaranteed by Ventas, Inc. and the Co-Registrants Set Forth on the

“Table of Co-Registrants” on the Following Page

(Title of Indenture Securities)

TABLE OF CO-REGISTRANTS

The following direct or indirect subsidiaries of Ventas, Inc. are co-registrants for the purpose of providing guarantees, if any, of payments on the 8 ¾% Senior Notes due 2009 of Ventas Capital Corporation and Ventas Realty, Limited Partnership. Ventas, Inc. may also provide guarantees of payments on the 8 ¾% Senior Notes due 2009 of Ventas Capital Corporation and Ventas Realty, Limited Partnership. The principal executive offices of each co-registrant set forth below are located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, telephone (502) 357-9000.

Name	State of Formation	IRS Employer Identification Number
Ventas LP Realty, L.L.C.	Delaware	52-2093507
Ventas LP Realty, L.L.C.	Delaware	26-0055985
Ventas Healthcare Properties, Inc.	Delaware	43-1981928
ElderTrust	Maryland	23-2932973
ElderTrust Operating Limited Partnership	Delaware	23-2915846
ET Capital Corp.	Delaware	23-2945788
ET Sub-Berkshire Limited Partnership	Delaware	23-2946053
ET Berkshire, L.L.C.	Delaware	23-3074121
Cabot ALF, L.L.C.	Delaware	23-2975032
Cleveland ALF, L.L.C.	Delaware	23-2974999
ET Sub-Heritage Woods, L.L.C.	Delaware	23-2946017
ET Sub-Highgate, L.P.	Pennsylvania	23-2946046
ET GENPAR, L.L.C.	Delaware	23-2945800
ET Sub-Lacey I, L.L.C.	Delaware	23-2946020
ET Sub-Lehigh Limited Partnership	Delaware	23-3074122
ET Lehigh, L.L.C.	Delaware	23-3074118
ET Sub-Lopatcong, L.L.C.	Delaware	23-2945801
ET Sub-Pennsburg Manor Limited Partnership, L.L.P.	Virginia	23-2946005
ET Pennsburg Finance, L.L.C.	Delaware	23-3024248
ET Sub-Phillipsburg I, L.L.C.	Delaware	23-2945793
ET Sub-Pleasant View, L.L.C.	Delaware	23-2946018
ET Sub-Rittenhouse Limited Partnership, L.L.P.	Virginia	23-2946049
ET Sub-Riverview Ridge Limited Partnership, L.L.P.	Virginia	23-2946044
ET Sub-Sanatoga Limited Partnership	Delaware	23-3074124
ET Sanatoga, L.L.C.	Delaware	23-3074120
ET Sub-SMOB, L.L.C.	Delaware	23-2945798
Vernon ALF, L.L.C.	Delaware	23-2975030
ET Sub-Willowbrook Limited Partnership, L.L.P.	Virginia	23-2946022
ET Sub-Wayne I Limited Partnership, L.L.P.	Virginia	23-2946052
ET Wayne Finance, L.L.C.	Delaware	23-3024250
ET Wayne Finance, Inc.	Delaware	23-3024252

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 24th day of September, 2004.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Robert T. Jones
Name:	Robert T. Jones
Title:	Vice President

By:	/s/ William Sicking
William Sicking
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 24, 2004

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Robert T. Jones
Name:	Robert T. Jones
Title:	Vice President

By:	/s/ William Sicking
William Sicking
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2004

($000’s)

6/30/2004
Assets
Cash and Due From Depository Institutions	$7,475,658
Federal Reserve Stock	0
Securities	39,934,622
Federal Funds	2,663,649
Loans & Lease Financing Receivables	119,013,580
Fixed Assets	1,844,577
Intangible Assets	10,112,137
Other Assets	8,692,406

Total Assets	$189,736,629

Liabilities
Deposits	$126,260,502
Fed Funds	7,577,969
Treasury Demand Notes	0
Trading Liabilities	123,543
Other Borrowed Money	24,852,349
Acceptances	169,141
Subordinated Notes and Debentures	5,469,689
Other Liabilities	5,465,553

Total Liabilities	$169,918,746

Equity
Minority Interest in Subsidiaries	$1,009,877
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	6,997,518

Total Equity Capital	$19,817,883

Total Liabilities and Equity Capital	$189,736,629

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Robert T. Jones
Vice President

Date:	September 24, 2004